AGREEMENT AND PLAN OF REORGANIZATION

                                 by and between

                            RETAIL HIGHWAY.COM, INC.,
                              a Nevada corporation


                                       and


                        DRAGON INTERNATIONAL GROUP CORP.,
                              a Florida corporation



                         effective as of August 19, 2004

                      AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into this 19th day of August 2004, by and between RETAIL HIGHWAY.COM, INC., a Nevada corporation ("Retail") with its principal place of business located at 225 Macpherson Ave., Unit B, Toronto, Ontario, Canada M4V 1A1 and DRAGON INTERNATIONAL GROUP CORP., a Florida corporation ("Dragon"), with its principal place of business located at 9858 Glades Road, Suite 213, Boca Raton, FL 33434 ("Dragon").

                                    Premises

WHEREAS, this Agreement provides for the merger of Dragon into Retail, and in connection therewith, the conversion of the outstanding common stock of Dragon into shares of common voting stock of Retail, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the boards of directors and shareholders of Dragon and Retail have determined, subject to the terms and conditions set forth in this Agreement, that the merger contemplated hereby is desirable and in the best interests of their respective corporations. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed merger.

                                    Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                                     DRAGON

As an inducement to and to obtain the reliance of Retail, Dragon represents and warrants as follows:

Section 1.1 Organization. Dragon is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Dragon Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Dragon as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Dragon's articles of incorporation or bylaws. Dragon has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2 Capitalization. Dragon's total authorized capital consists of 200,000,000 Common Shares, par value $.001 per share. As of the date of Closing, as defined hereinbelow, there will be 8,000,000 Common Shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Dragon has no other securities, warrants or options authorized or issued.

Section 1.3 Subsidiaries and Predecessor Corporations. Except as otherwise set forth in the Dragon Schedules, Dragon does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

Section 1.4 Financial Statements. Included in the Dragon Schedules is an unaudited balance sheet and income statement, dated as of June 30, 2004. Relevant thereto:

          (a) the Dragon balance sheets present fairly as of their date the financial condition of Dragon. Dragon does not have, as of the date of such balance sheets, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all assets reflected therein are properly reported and present fairly the value of the assets of Dragon, in accordance with generally accepted accounting principles;

          (b)  Dragon has no  liabilities  with  respect  to the  payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

          (c) Dragon has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

          (d) The books and records, financial and others, of Dragon are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

          (e) except as and to the extent disclosed in the most recent Dragon balance sheet and the Dragon Schedules, Dragon has no material contingent liabilities, direct or indirect, matured or unmatured.

Section 1.5 Information. The information concerning Dragon set forth in this Agreement and in the Dragon Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.6 Options and Warrants. There are no existing options, warrants, calls or commitments of any character to which Dragon is a party and by which it is bound.

Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement, the Dragon Schedules, or as otherwise disclosed to Retail, since June 30, 2004:

          (a)there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Dragon; or
          (ii) any damage, destruction or loss to Dragon (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Dragon;

          (b)Dragon has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Dragon; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

          (c)Dragon has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Dragon balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of Dragon; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

          (d)to the best knowledge of Dragon, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Dragon.

Section 1.8 Title and Related Matters. Dragon has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent Dragon audited balance sheet and the Dragon Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Dragon Schedules. Except as set forth in the Dragon Schedules, Dragon owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Dragon's business. Except as set forth in the Dragon Schedules, no third party has any right to, and Dragon has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Dragon or any material portion of its properties, assets or rights.

Section 1.9 Litigation and Proceedings. To the best of Dragon's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Dragon or affecting Dragon or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Dragon. Dragon does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.10 Contracts.

          (a)Except as included or described in the Dragon Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which Dragon is a party or by which it or any of its assets, products, technology or properties are bound;

          (b)Except as included or described in the Dragon Schedules or reflected in the most recent Dragon balance sheet, Dragon is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Dragon is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of Dragon; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

          (c)To Dragon's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which Dragon is a party or by which its properties are bound and which are material to the operations of Dragon taken as a whole, are valid and enforceable by Dragon in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 1.11 Material Contract Defaults. Except as set forth in the
Dragon Schedules, to the best of Dragon's knowledge and belief, Dragon is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Dragon, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Dragon has not taken adequate steps to prevent such a default from occurring.

Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Dragon is a party or to which any of its properties or operations are subject.

Section 1.13 Governmental Authorizations. To the best of Dragon's knowledge, Dragon has all licenses, franchises, permits or other governmental authorizations legally required to enable Dragon to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Dragon of this Agreement and the consummation by Dragon of the transactions contemplated hereby.

Section 1.14 Compliance With Laws and Regulations. To the best of
Dragon's knowledge, except as disclosed in the Dragon Schedules, Dragon has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Dragon or would not result in Dragon's incurring any material liability.

Section 1.15 Insurance. All of the insurable properties of Dragon are insured for Dragon's benefit in accordance with the insurance policies disclosed in the Dragon Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

Section 1.16 Approval of Agreement. The board of directors of Dragon has authorized the execution and delivery of this Agreement by Dragon, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of Dragon for their unanimous approval with the recommendation that the merger be accepted.

Section 1.17 Material Transactions or Affiliations. Except as disclosed herein and in the Dragon Schedules, there exists no material contract, agreement or arrangement between Dragon and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Dragon to own beneficially, ten percent (10%) or more of the issued and outstanding Dragon Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Dragon than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by Dragon, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 1.18 Labor Relations. Dragon has never had a work stoppage resulting from labor problems. To the best knowledge of Dragon, no union or other collective bargaining organization is organizing or attempting to organize any employee of Dragon.

Section 1.19 Previous Sales of Securities. Since inception, Dragon has sold Dragon Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States, the state of Florida and such other states in the United States where such sales have occurred. All such sales were made in accordance with the laws of the United States and those states where such securities were sold.

Section 1.20 Dragon Schedules. Upon execution hereof, Dragon will deliver to Retail the following schedules, which are collectively referred to as the "Dragon Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Dragon as complete, true and correct in all material respects:

          (a)copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of Dragon;

          (b)the  financial  statements  of  Dragon  referenced  hereinabove  in
          Section 1.4;

          (c)a list indicating the name and address of the stockholders of Dragon, together with the number of shares owned by them;

          (d)copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which Dragon carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of Dragon);

          (e)a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect Dragon, its properties or assets;

          (f)a list of all executive employees of Dragon, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

          (g)a description of all real and personal property owned by Dragon, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

          (h)copies of all material contracts, leases, agreements or other instruments to which Dragon is a party or by which it or its properties are bound;

          (i)the name and location of each bank or other institution with which Dragon has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

          (j)a list of all patent applications, copyrights, trademarks, service marks and trade names that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of Dragon and in which either Dragon or Dragon's stockholders has or previously had any direct or indirect, equitable or legal right or interest;

          (k)a copy of all material documentation relating to the sale of Dragon Common Shares by Dragon to its present stockholders;

          (l) a list of insurance policies referred to in Section 1.15;

          (m)a description of any material adverse change in the business operations, property, inventory, assets or condition of Dragon since the most recent Dragon balance sheet required to be provided pursuant to Section 1.7;

          (n)any other information, together with any required copies of documents required to be disclosed in the Dragon Schedules by Sections
          1.1 through 1.19.

          Dragon shall cause the Dragon Schedules and the instruments and data delivered to Retail hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined. ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                    OF RETAIL

As an inducement to, and to obtain the reliance of Dragon, Retail represents and warrants as follows:

Section 2.1 Organization. Retail is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Retail Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, and bylaws of Retail as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Retail's articles of incorporation or bylaws. Retail has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Retail has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

Section 2.2 Capitalization. The authorized capitalization of
Retail consists of 25,000,000 shares of Preferred Stock, par value $0.001 per share, and 50,000,000 Common Shares, par value $.001 per share. As of the date hereof there are 10,241,867 common shares of Retail issued and outstanding. Simultaneous with the Closing Date, as defined hereinbelow, Retail shall undertake a reverse stock split of the Retail Common Stock, whereby 1 share of Common Stock shall be issued in exchange for every 8 shares of Common Stock presently issued and outstanding, in order to establish the number of issued and outstanding common shares to be 1,280,233, (the "Retail Common Shares") held by the then existing securities holders of Retail. Except as previously disclosed to Dragon and as indicated hereinbelow, as of the Closing Date, as defined herein, there will be no more than 1,280,233 common shares issued and outstanding. However, Dragon hereby acknowledges that there are three (3) convertible promissory notes issued and outstanding, each such not convertible into shares of Retail's common stock and reserved for issuance

All issued and outstanding Retail Common Shares have been legally issued, fully paid and are nonassessable. There are no preferred shares issued or outstanding. All issued and outstanding Retail Common Shares have been legally issued, fully paid and are nonassessable.

Section 2.3 Subsidiaries. Retail has no subsidiary companies.

Section 2.4 Financial Statements.

          (a)Included in the Retail Schedules are the audited financial statements of Retail for the years ended June 30, 2003 and 2002 and the unaudited financial statements of Retail for the nine month period ended March 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the periods then ended, which are included in the schedules identified in Section 2.18(c).

          (b) All such  financial  statements  have been  prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.The Retail balance sheets presents fairly as of their respective dates the financial condition of Retail. Retail did not have as of the date of any of such Retail balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Retail, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (c) The books and records, financial and others, of Retail are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

          (d)  Retail has no  liabilities  with  respect  to the  payment of any
          federal,   state,   county,   local  or  other  taxes  (including  any
          deficiencies, interest or penalties).

          (e) As of the Closing Date, as defined herein the Retail balance sheet and the notes thereto, shall reflect that Retail has: (i) no receivables; (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured.

Section 2.5 Information. The information concerning Retail as set forth in this Agreement and in the Retail Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the Retail Schedules, since March 31, 2004:

          (a)Retail has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Retail; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

          (b)Retail has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and


          (c)to the best knowledge of Retail, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Retail.

Section 2.7 Title and Related Matters. As of the Closing Date, Retail will own no real, personal or intangible property.

Section 2.8 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of Retail's knowledge and belief, threatened by or against or affecting Retail, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Retail. Retail does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.9 Contracts. On the Closing Date:

          (a) Except for its agreements with its transfer agent, legal counsel and accountants, there are no material contracts, agreements, franchises, license agreements, or other commitments to which Retail is a party or by which it or any of its properties are bound;

          (b)Retail is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Retail can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Retail; and

          (c)Retail is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money;
          (iv) guaranty of any obligation for the borrowing of money or otherwise, except for those outstanding convertible promissory notes, which notes shall be converted or released at or immediately following the Closing herein. It is specifically acknowledged that, by conversion of said notes, the total shares to be held by Dragon following conversion, shall not fall below 65% of the Retail issued and outstanding common stock; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Retail; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Retail is a party or to which any of its properties or operations are subject.

Section 2.11 Material Contract Defaults. To the best of Retail's knowledge and belief, Retail is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Retail, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Retail has not taken adequate steps to prevent such a default from occurring.

Section 2.12 Governmental Authorizations. To the best of Retail's knowledge, Retail has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Retail of the transactions contemplated hereby.

Section 2.13 Compliance With Laws and Regulations. To the best of
Retail's knowledge and belief, Retail has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Retail or would not result in Retail's incurring any material liability.

Section 2.14 Insurance. Retail has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

Section 2.15 Approval of Agreement. The board of directors and shareholders of Retail has authorized the execution and delivery of this Agreement by Retail and have approved the transactions contemplated hereby.

Section 2.16 Material Transactions or Affiliations. As of the Closing
Date there will exist no material contract, agreement or arrangement between Retail and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Retail to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Retail and which is to be performed in whole or in part after the date hereof. Retail has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 2.17 Labor Relations. Retail has never had a work stoppage resulting from labor problems. Retail has no employees other than its officers and directors.

Section 2.18. 34 Act Filings. As of the Closing Date, Retail shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Said filings contain all of the information required pursuant to the Securities Exchange Act of 1934, as amended and, to the best knowledge of Retail, do not fail to state any material facts which were required to be so stated.

Section 2.19 Retail Schedules. Upon execution hereof, Retail shall deliver to Dragon the following schedules, which are collectively referred to as the "Retail Schedules" which are dated the date of this Agreement, all certified by an officer of Retail to be complete, true and accurate:

          (a)complete and correct copies of the articles of incorporation and bylaws of Retail as in effect as of the date of this Agreement;

          (b)copies of all financial statements of Retail identified in Section 2.4(a);

          (c) the description of any material adverse change in the business, operations, property, assets, or condition of Retail since December 31, 1998 required to be provided pursuant to Section 2.6; and

          (d)any other information, together with any required copies of documents, required to be disclosed in the Retail Schedules by Sections 2.1 through 2.17.

          Retail shall cause the Retail Schedules and the instruments to be delivered to Dragon hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE III

                                     MERGER

Section 3.1 Delivery of Dragon Securities. On the Closing Date, the holders of the Dragon Common Shares shall deliver to Retail (i) certificates or other documents evidencing all of the issued and outstanding Dragon Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form, and (ii) investment letters, the form of which is attached hereto as Exhibit "A".

Section 3.2 Issuance of Retail Common Shares.

          (a) In exchange for all of the Dragon Common Shares tendered pursuant to Section 3.1, Retail shall issue an aggregate of 25,953,333 "restricted" Retail Common Shares, including (i) 22,750,000 "restricted" Retail Common Shares to the Dragon shareholders on a pro rata basis, and (ii) 3,203,333 "restricted" Retail Common Shares to those four entities designated by Dragon pursuant to contractual obligations of Dragon, so that the Dragon shareholders and assigns will own approximately 95% of the surviving company's issued and outstanding common stock .

          (b) No fractional Retail Common Shares shall be issued pursuant to this Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share. Section
          3.3 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of Retail and Dragon shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

Section 3.4 Closing. The closing ("Closing" or the "Closing Date") of the transaction contemplated by this Agreement shall be as of the date in which all of the conditions included in Sections 3.1 and 3.2 hereinabove and those additional conditions contained in Article V hereinbelow have been satisfied by the respective party and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto.

Section 3.5 Termination.

               (a) This Agreement may be terminated by the board of directors of either Retail or Dragon at any time prior to the Closing Date if:
               (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the merger contemplated by this Agreement; or (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or (iii) the conditions described in Section 6.6 below have not been satisfied in full. In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

               (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Retail if Dragon shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Dragon contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to Dragon. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

               (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Dragon if Retail shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Retail contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Retail. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

Section 3.6 Directors of Retail. Upon the Closing, the present members of Retail's Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of Retail in accordance with procedures set forth in the Retail bylaws: David Wu (who shall be appointed Chairman of the Board of Directors), Xuejun Chen and Xiali Gan. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

Section 3.7 Officers of Retail. Upon the Closing, the present officers of Retail shall tender their resignations and simultaneous therewith, the following person shall be elected as officer of Retail in accordance with procedures set forth in the Retail bylaws:

NAME                        OFFICE
David Wu                    Chief Executive Officer/President
Xuejun Chen                 Vice President
Xiali Gan                   Chief Financial Officer
Orson Zhang                 Secretary
Lei Li                      Vice President


                                   ARTICLE IV

                                SPECIAL COVENANTS

Section 4.1 Access to Properties and Records. Retail and Dragon will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Retail and Dragon, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Retail and Dragon, as the case may be, as the other shall from time to time reasonably request.

Section 4.2 Availability of Rule 144. Each of the parties acknowledge that the stock of Retail to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Retail is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, Retail will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding Retail so as to make available to the shareholders of Retail the provisions of Rule 144 pursuant to subparagraph
(c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of Retail, Retail will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of Retail holding restricted securities of Retail as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3 Information for Retail Public Reports. Dragon will furnish
Retail with all information concerning Dragon and the Dragon Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by Retail pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. Dragon covenants that all information so furnished for either such registration statement or other public release by Retail, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated therein not misleading.

Section 4.4 Special Covenants and Representations Regarding the Retail Common Shares to be Issued in the Merger. The consummation of this Agreement, including the issuance of the Retail Common Shares to the stockholders of Dragon as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Dragon stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Dragon shall cause to be delivered, and the Dragon stockholders shall deliver to Retail, the investment letter referenced in Section 3.1.

Section 4.5 Third Party Consents. Retail and Dragon agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.6 Actions Prior to Closing. From and after the date of this Agreement until the Closing Date and except as set forth in the Retail or Dragon Schedules or as permitted or contemplated by this Agreement, Retail and Dragon will each use its best efforts to:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

               (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

               From and after the date of this Agreement until the Closing Date, neither Retail nor Dragon will, without the prior consent of the other party:

               (i) except as otherwise  specifically set forth herein,  make any
               change  in  their   respective   certificates   or   articles  of
               incorporation or bylaws;

               (ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

               (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

               (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

               (v) purchase or redeem any shares of its capital stock, except as disclosed herein.

Section 4.7 Indemnification.

               (a)Dragon  hereby  agrees  to  indemnify  Retail  and each of the officers, agents and directors of Retail as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

               (b) Retail and its officers and directors hereby agrees to indemnify Dragon and each of the officers, agents, directors and current shareholders of Dragon as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

Section 4.8 Undertakings of Dragon. Management of Dragon, who will assume the management of Retail upon Closing, hereby undertakes to Retail and its shareholders as follow:

               (a) to exercise good faith in their efforts to file all reports required to be filed by the surviving company herein with the Securities and Exchange Commission or any other governmental agency, in a timely manner, including but not limited to, its audited financial statements within the time parameters established by the rules and regulations of the US Securities and Exchange Commission; and

               (b) to exercise all due diligence in causing the surviving company to list its common stock for trading on any national stock exchange for which the surviving company may then qualify for such listing. ARTICLE V

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF RETAIL

The obligations of Retail under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by Dragon in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Dragon shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Dragon prior to or at the Closing. Retail shall be furnished with a certificate, signed by a duly authorized officer of Dragon and dated the Closing Date, to the foregoing effect.

Section 5.2 Stockholder Approval. The stockholders of Dragon shall have approved this Agreement and the transactions contemplated thereby in accordance with the laws of the State of Florida.

Section 5.3 Officer's Certificate. Retail shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Dragon to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Dragon, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Dragon Schedules, by or against Dragon which might result in any material adverse change in any of the assets, properties, business or operations of Dragon.

Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Dragon.

Section 5.5 Other Items. Retail shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Retail may reasonably request.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF DRAGON

The obligations of Dragon under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by Retail in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Retail shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Retail prior to or at the Closing. Dragon shall have been furnished with a certificate, signed by a duly authorized executive officer of Retail and dated the Closing Date, to the foregoing effect.

Section 6.2 Officer's Certificate. Dragon shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Retail to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Retail, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Retail Schedules, by or against Retail which might result in any material adverse change in any of the assets, properties, business or operations of Retail.

Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Retail.

Section 6.4 Compliance with Reporting Requirements. As of the Closing Date, Retail shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Said filings contain all of the information required pursuant to the Securities Exchange Act of 1934, as amended and, to the best knowledge of Retail, do not fail to state any material facts which were required to be so stated.

Section 6.5 Other Items. Dragon shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Dragon may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.1 Brokers and Finders. Except as set forth in Schedule
7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2 Law; Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, except as US federal law may be applicable.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Retail:
Mr. Michael Levine
225 Macpherson Ave.,
Unit B
Toronto, Ontario, Canada M4V 1A1

If to Dragon:
Mr. David Wu
DRAGON INTERNATIONAL GROUP CORP.
9858 Glades Road
Suite 213
Boca Raton, FL 33434

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries. This contract is solely among Retail and Dragon and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

Section 7.10 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.20 Execution Knowing and Voluntary. In executing this
Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                            RETAIL HIGHWAY.COM, INC.

                                By:/s/ Michael Levine
                                       Michael Levine, President


                            DRAGON INTERNATIONAL GROUP CORP.



                                 By:/s/ David Wu
                                        David Wu, Chief Executive Officer

                                   EXHIBIT "A"


                            FORM OF INVESTMENT LETTER

                                INVESTMENT LETTER


August __, 2004




RETAIL HIGHWAY.COM, INC.
225 Macpherson Ave.
Unit B
Toronto, Ontario, Canada M4V 1A1

Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of DRAGON INTERNATIONAL GROUP CORP., a Florida corporation, ("Dragon"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between RETAIL HIGHWAY.COM, INC. (the "Company") and Dragon, dated August 19, 2004, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of Dragon (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

1. The undersigned is aware that his acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

2. The undersigned warrants full authority to deposit all shares referred to above and the Company will acquire good and unencumbered title thereto.

3. The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the undersigned.

4. By execution hereof, the undersigned hereby confirms that the Company's common stock to be received in exchange for Dragon common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities. 5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. I understand that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. I understand that I cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection I understand that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by me to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by me must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, I acknowledge that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         I understand that the foregoing legend on my certificate for the Common Shares limits their value, including their value as collateral.

         6. The undersigned represents that he is experienced in evaluation and investing in securities of companies in the development stage and acknowledges that it is able to fend for himself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.


         In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated: August 19, 2004

Very truly yours,



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(signature)



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(print name in full)



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(street address)



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(city, state, zip)



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(social security number or
 employer identification no.)